RESEARCH STUDY AGREEMENT

This Agreement (the "Agreement") is dated as of September 24, 2001, by and between AngioGenex, Inc., a New York corporation having an office at 825 3rd Avenue, New York, New York 10021 (the "Company"), and Biocheck (the "CRO"), located at 837 Cowan Road, Burlingame, CA.

                              W I T N E S S E T H
                              -------------------

WHEREAS, CRO has the scientific personnel and facilities to conduct a research program relating to the measurements of proteins in biological samples;

WHEREAS, Company desires to fund a research program at the CRO to investigate the potential for measurements of Id proteins in biological fluids to detect the presence of cancer in the subjects providing the sample of the fluid;

WHEREAS, Sinfu Tzeng, Ph.D., President of Biocheck ("Dr. Tzeng"), is interested in participating in and overseeing such a research program to be conducted at the CRO;

WHEREAS, CRO is willing to allow Dr. Tzeng to participate in and oversee such a research program pursuant to the terms of this Agreement;

NOW, THEREFORE, Company and CRO (each sometimes referred to individually as "Party" or collectively as "Parties") hereto agree as follows:

1. SCOPE OF RESEARCH
   -----------------

1.1.CRO Obligations.  CRO agrees to undertake and use all reasonable efforts to
    ----------------
conduct certain specified research for Company (the "Study"). The scope and operating budget for the Study is set forth in Exhibit A attached to this Agreement.

1.2. Company Obligations.  Company  agrees  to undertake and use all reasonable
     --------------------
efforts to supply CRO with sufficient information and materials in a form that will allow CRO to perform the Study. Supply of information and materials by Company to CRO will be governed by the terms of this Agreement and of a material transfer agreement in substantially the form of Exhibit B attached to this Agreement (the "Material Transfer Agreement"). CRO understands and agrees that materials supplied under the Material Transfer Agreement are experimental in nature, are not for use in humans, and are provided As-Is.

2. COMPENSATION
   ------------

2.1. Study Budget. For CRO's services hereunder, including, without limitation,
     -------------
use of CRO's laboratories, facilities, equipment and personnel, including the portion of Dr. Tzeng's time required to oversee the Study, Company will pay CRO according to the operating budget set forth in Exhibit A.

2.2. Schedule of Payments. Company will pay all compensation for work under the
     ---------------------
Study directly to CRO. The Parties anticipate that work under the Study will begin on or about October 1, 2001, and end 30 days later. The date such work under the Study actually begins is hereinafter referred to as the "Study
Initiation Date." Payment for work under the Study will be made in 2 installments, beginning on the Study Initiation Date, as described in Exhibit
A. The Company shall have no obligation to make any other payments to CRO.

3. INVENTIONS
   ----------

3.1. Definition; Prompt Disclosure.  CRO  shall  disclose  to Company promptly,
     ------------------------------
fully and completely, together with all data and information relating thereto, all inventions, improvements, modifications, discoveries, products, compounds, compositions of matter, apparatus, methods, formulae, processes, computer software programs, databases and trade secrets, whether or not patentable, copyrightable or protectible as trade secrets, that are made or conceived or first actually reduced to practice by CRO personnel, either alone or jointly with others, in the performance of the Study (the "Inventions").

3.2.   Ownership of Inventions.   All   Inventions   and  any  patents,  patent
       ------------------------
applications, copyrights and trade secrets relating thereto, conceived and/or first actually reduced to practice in the performance of the Study are the sole and exclusive property of Company, and CRO hereby assigns any rights it may have in such to the Company.

3.3. Patent Protection. Company,  at  its  own  expense, may file and prosecute
     ------------------
applications for patents covering such Inventions as Company deems appropriate.

3.4.  Reasonable Assistance.  CRO  agrees  to  give  Company   all   reasonable
      ----------------------
assistance requested by Company in preparing, prosecuting, maintaining and defending any patent, copyright, trademark or other statutory protection for Inventions, at Company's expense. CRO agrees to cause to be executed all assignments and other instruments and documents that Company reasonably considers necessary or appropriate to carry out the intent of this Agreement.

4. CONFIDENTIALITY
   ---------------

4.1 Obligation of Confidentiality.
    ------------------------------

a. CRO acknowledges that as a result of this Agreement, CRO may acquire information, materials and knowledge about Company or its activities that are confidential and proprietary (the "Proprietary Information"). CRO agrees, on behalf of itself and its personnel, to hold in confidence Proprietary Information which is identified as such in writing (or, if provided orally, where notice of the confidentiality of such information is provided in writing within thirty (30) days), and not to directly or indirectly disclose, publish or use, for the benefit of itself or any third party, except in carrying out the Study or as otherwise expressly permitted in writing, any Proprietary Information without first having obtained prior written consent to such disclosure or use.

b. For purposes of this Agreement, "Proprietary Information" is deemed to include, but is not limited to, information about the business of Company or the business of any parent, subsidiary, affiliate, customer or supplier of Company or any other party with whom Company agrees to hold the information of such party in confidence, including but not limited to Inventions, trade secrets, research and development plans, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

c. This obligation  of  nonuse and nondisclosure will not extend to Proprietary
Information:

(i) Which can be demonstrated to have been within CRO's legitimate possession prior to the time of disclosure by Company to CRO;

(ii) Which was in the public domain prior to disclosure by Company to CRO, as evidenced by documents which were generally published prior to such disclosure;

(iii) Which, after disclosure by Company to CRO, comes into the public domain through no fault of CRO; or

(iv) Which is disclosed to CRO by a third party having legitimate possession thereof and the unrestricted right to make such disclosure.

4.1 Confidentiality Agreements for Employees and Consultants.   CRO  shall
    ---------------------------------------------------------
   obtain from each of its employees, and any consultant(s) retained by CRO in the course of performing the Study, a written agreement obligating such person to comply with the provisions of this Section 4 as well as the disclosure provisions of Section 3. CRO agrees to provide copies of such agreements to Company on request.

4.3 Obligations of Third Parties. Even if Company consents to the disclosure of
    -----------------------------
Proprietary Information to a third person pursuant to Section 4.1.a., CRO shall obtain from each such person, prior to disclosure, a written agreement placing on such person a corresponding obligation of confidentiality regarding the Proprietary Information disclosed, on substantially the same terms set forth herein.

4.4.  Return of Materials.  If  Company  so  requests,  on  the  expiration  or
      --------------------
termination of this Agreement, CRO shall promptly return any Proprietary Information, materials and other property, including all copies or reproductions thereof, delivered to CRO and relating to the Study.

5. REPORTS, ACCESS AND PUBLICATION
   -------------------------------

5.1. Reports.
     --------

a. Final Report. Within thirty (30) days after the end of the Study or termination of this Agreement, CRO will provide Company with a report detailing the full results of the work conducted by Dr. Tzeng and/or her associates under the Study.

5.2.  Access. CRO agrees that Company will have access, at any reasonable  time
      -------
during and after the expiration or termination of this Agreement, to all data and results of CRO's work concerning the Study conducted during the term of this Agreement. In addition, Company representatives will be entitled to visit CRO from time to time on a reasonable basis to observe the progress of the Study and discuss the same with Dr. Tzeng and other representatives of CRO.

5.3. Publication and Dissemination.
     ------------------------------

CRO may not publish and disseminate information relating to various findings made during the Study.

6. TERM AND TERMINATION
   --------------------

6.1 Term. This Agreement  will  become effective on the date first stated above
    -----
and will continue in effect for two (2) years from the Study Initiation Date.

6.2 Renewal. The Parties may renew the Agreement on the same nonfinancial terms
    --------
and conditions set forth herein, with the written consent of each Party. The budget for any additional term(s) shall be negotiated in good faith by the Parties.

6.3 Termination.  Either  Party may terminate the Agreement on sixty (60) days
    ------------
written notice.

6.4 Termination on Breach. Either  Party  may  terminate  the  Agreement in the
    ----------------------
event of a material breach of the Agreement by the other Party, if such material breach has not been cured (if such is capable of cure) within thirty
(30) days after written notice.

6.5  Payment on Termination.  In  the  event  of  early   termination  of  this
     -----------------------
Agreement, CRO will stop incurring costs pursuant to the Study, effective as of the date of termination. Final payment by Company will be prorated so that the total payment to CRO upon early termination will be equal to the total payment to CRO for the full term of work under the Study pursuant to this Agreement, as set forth in Exhibit A, multiplied by a fraction, the numerator of which is the number of days between the Study Initiation Date and the date of termination, and the denominator of which is 30 days, except that should CRO incur obligations which cannot be prorated, CRO shall be entitled to receive reimbursement for such non-proratable obligation(s) in the final payment. CRO will not incur more than an aggregate of $5,000 in non-proratable obligations without the prior written consent of Company.

6.6. No Waiver. Termination  of  this  Agreement  for  any  reason  will not be
     ----------
construed as a waiver by any Party of any of its rights, claims, (including claims for damages) or obligations, including obligations of disclosure pursuant to Section 3 and nondisclosure and nonuse pursuant to Section 4, that have accrued up to and including the date of termination.

7. USE OF NAME, TRADEMARK OR TRADE NAME.
   -------------------------------------

Neither Party will have the right to use the name, trademark or trade name of the other, directly or indirectly, in conjunction with any product, promotion or publication, without the prior written approval of the other Party. Notwithstanding the foregoing, Company shall have the right to use the name, trademark or trade name of CRO without the prior written approval of CRO in connection with any filing by the Company with the United States Food and Drug Administration or United States Securities and Exchange Commission or any other agency with similar authority in another jurisdiction, in connection with disclosures made to potential investors or as required by law.

8. MISCELLANEOUS
   -------------

8.1 Amendment and Waiver. No waiver or modification of any of the terms of this
    ---------------------
Agreement will be effective unless in a writing duly executed by both Parties. No waiver by either Party of a breach of any covenant of this Agreement or a default hereunder will be deemed a waiver by such Party of a subsequent breach or default of like or similar nature.

8.2 Assignment. This Agreement will be binding upon and inure to the benefit of
    -----------
the Parties hereto, and their successors, heirs and assigns. Other than in a transaction or series of related transactions involving the merger, acquisition or sale of all or substantially all of the assets or stock of Company, Company will not have the right to assign this Agreement without the prior written consent of CRO, which will not be unreasonably withheld. CRO will not have the right to assign this Agreement without the prior written consent of Company, which will not be unreasonably withheld.

8.3 Severability. If any provision of this Agreement  is  held unenforceable or
    -------------
in conflict with applicable law, then such provision will be excluded from this Agreement. The balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable according to its terms.

8.4 Force Majeure. The Parties will not be liable  for  failure  or  delays  in
    --------------
performance hereunder due to fire, explosion, breakdown of plants, lockout, labor disputes, casualty or accident, lack or failure of source of supply of labor, raw materials, power or supplies, acts of God or the public enemy, interference by civil or military authorities or any other cause beyond the reasonable control of the Party in question.

8.5 Notices. Unless otherwise provided,  any notice required or permitted to be
    --------
given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed effectively given to such Party under this Agreement on the earliest of the following: (a) the date of personal delivery; (b) one (1) business day after transmission by facsimile or telecopier, addressed to the other Party at its facsimile number or telecopier address, with confirmation of transmission; or (c) three (3) business days after deposit with an express courier for international deliveries. All notices not delivered personally or by facsimile will be sent with fees and/or other charges prepaid. All notices will be properly addressed to the Party to be notified at the address set forth below or at such other address as the Party may designate by ten (10) days advance written notice to the other Party.

Biocheck:              John Chen, Chairman and CEO
                       Biocheck
                       837 Cowan Road
                       Burlingame, CA
                       FAX:  650.259.8427

AngioGenex:            W. A. Garland, COO
                       AngioGenex, Inc.
                       825 3rd Avenue
                       New York, New York 100484
                       FAX: 212.874.5027

With Copy to:          George Gould
                       Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                       One Riverfront Plaza
                       Newark N.J. 07102-5487
                       FAX: 973.639.6460

8.6 Entire Agreement.  This  Agreement,  together with all the Exhibits hereto,
    -----------------
constitutes  and contains the entire understanding  between  the  Parties  with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties or any official or representative thereof with respect to the subject matter of this Agreement. It is expressly understood that no other inducements, either oral or written, have been made to the Parties to enter into this Agreement other than the terms hereof.

8.7. Independent Contractors. For  purposes  of this Agreement and all services
     ------------------------
to be provided hereunder, the Parties are, and shall be deemed to be, independent contractors and not agents or employees of the other Party. The Parties shall have no authority, and shall not give the appearance of having any authority, to make any statements, representations or commitments of any kind, or to take any action which would be binding on the other Party, except as may be expressly provided for or authorized in writing.

8.8. Dispute Resolution. Any and all  claims, disputes or controversies (except
     -------------------
for intellectual property issues) arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, will be resolved by final and binding arbitration in San Mateo County, California under the rules of the American Arbitration Association then in effect. The arbitration will be conducted by a single arbitrator, selected in accordance with such rules, who is knowledgeable in the general area of pharmaceutical research and development and in the specific area of corporate sponsored research projects. The arbitrator will render a written decision in accordance with the governing law stating his or her reasons therefor, and will render an award within three (3) months of the request for arbitration. Judgment upon the award rendered by the arbitrator will be final and binding on both parties and may be entered in any court of competent jurisdiction.

8.9 Injunctive Relief. The Parties recognize and agree that remedies at law for
    ------------------
breach of the provisions of Sections 3 and 4 of this Agreement will be inadequate and that the non-breaching Party shall, in addition to any other rights it may have, be entitled to injunctive relief.

8.10  Survival of Rights and Obligations.  The  rights and obligations  of  the
      -----------------------------------
Parties pursuant to Sections 3, 4, 5, 7 and 8 of this Agreement will survive and continue after any expiration or termination of this Agreement and will bind the Parties and their legal representatives, successors and assigns.

8.11 Counterparts. This  Agreement  may  be  executed  in counterparts, each of
     -------------
which will be deemed an original, and all of which together will constitute one and the same instrument.

8.12 Governing Law. This Agreement shall be governed by and construed under the
     --------------
internal laws of the State of California, USA. The Convention on Contracts for the International Sale of Goods shall not apply.

IN WITNESS WHEREOF, the Parties hereto have affixed their signatures as of the date written above.

BIOCHECK                                   ANGIOGENEX, INC.

____________________________               __________________________________
SIGNATURE                                  SIGNATURE
JOHN CHEN                                  W. A. GARLAND
CHAIRMAN AND CEO                           COO
DATE:                                      DATE:


List of Exhibits
----------------

Exhibit A: Work  Plan  Including  Budget  and Schedule of Payments for Research
Study

Exhibit B: Material Transfer Agreement

                             EXHIBIT A. WORK PLAN


Antibodies and authentic standard of the Id proteins will be provided by AngioGenex.

Biocheck will design an pilot assay appropriate to the specific properties and characteristics of the Id proteins, fortify plasma and serum with Id standards and determine the limits of quantitation of the pilot assay at an RSD (found minus added/added) of 20% at the lower limits and 5% at the upper limit of quantitation.

Biocheck   will   then   use   the  pilot  assay  described  above  to  analyze
representative control and cancer patient samples supplied by Angiogenex, and report the results.

Study Budget: $20,000

Payment: A $15,000 payment will be made on initiation of the study, and the remaining amount due paid on receipt of a preliminary report to AngioGenex presenting results of the study.

                          MATERIAL TRANSFER AGREEMENT
                          ---------------------------



NAME AND ADDRESS OF RECIPIENT:
Dr. Sinfu Tzeng
President
Biocheck
837 Cowan Road
Burlingame, CA 94010

AngioGenex, Inc. ("AngioGenex") agrees to provide Biocheck, Inc. ("Recipient") with authentic Id proteins and antibodies to Id proteins (the "Material"). The Material is proprietary material of AngioGenex, and is provided to Recipient solely under the following terms and conditions:

1. Material is provided solely for the purpose of noncommercial research use by Recipient. Recipient agrees not to use Material for any other purpose. Nothing herein shall be deemed to grant rights under any patent. Material, materials made using Material, and/or the results of experiments and data derived from any use of Material will not be used by Recipient for any commercial product or process or commercial product development effort in any way.

2. Recipient agrees not to transfer the Material, materials made using Material, and/or the results of experiments and data derived from any use of Material to any other person or entity without the prior written approval from an officer of AngioGenex, and without such person or entity entering into a Material Transfer Agreement with AngioGenex that contains terms substantially similar to those in this Agreement.

3. Recipient agrees that the Material, materials made using Material, and the results of experiments and data derived from any use of Material including any inventions derived using the Material will be and/or will remain the sole and exclusive property of AngioGenex. At the request of AngioGenex, Recipient will return all remaining Material and any material made using Material to AngioGenex. Recipient shall provide assistance, and execute any documents required to file, maintain, prosecute or enforce any patent for such inventions and assign all rights therein to AngioGenex, at the expense of AngioGenex.

4. Recipient agrees to keep AngioGenex informed of all uses made of the Material and any material, results of experiments and data derived there from. A summary of results of experiments and data generated utilizing the Material will be provided to AngioGenex in writing at their conclusion.

5. All aspects of the Material and information and materials derived from Material are considered to be Confidential by AngioGenex. For a period of five
(5) years from the date of this Agreement, Recipient will keep all results of work with the Material involving confidential aspects, and any other confidential information related to the Material made available to Recipient by AngioGenex (hereinafter collectively referred to as "Information"), in strict confidence. Information shall not be disclosed to any third party without prior written permission from AngioGenex.

The above notwithstanding, Recipient's obligation of confidence with respect to Information shall not extend to:

(a) Information which Recipient can demonstrate by written records was known to Recipient prior to disclosure by AngioGenex, provided such information was not obtained by Recipient through disclosure by a third party receiving such information in confidence from AngioGenex; or

(b) Information which is now public knowledge or becomes public knowledge in the future other than by breach of this Agreement; or

(c) Information which is disclosed to Recipient after the date of disclosure by AngioGenex by a third party who has the right to make such disclosure without violating the terms of this Agreement or any other agreement of confidence or secrecy with AngioGenex.

6. Recipient understands and agrees that Material is experimental in nature and that it is provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE AND WITHOUT ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND WITHOUT ANY REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF ANY OTHER PARTY.

7. Recipient agrees that in no event shall AngioGenex be liable for any use of Material by Recipient and that Recipient will defend, indemnify and hold AngioGenex, its officers, directors, employees and agents harmless from any loss, claim, damage or liability of any kind which may arise from or be connected with any use, handling or storage of the Material.

8. Recipient agrees to comply with all Government guidelines which are applicable to the Material, including biosafety procedures.

9. This Agreement is not assignable, whether by operation of law or otherwise, without the prior written consent of an officer of AngioGenex.

10. Recipient agrees not to submit to a publisher or in any other way disclose or publish the results of any experiment or other use of Material which involves confidential aspects without the written consent of an officer of AngioGenex, and to acknowledge the contribution of AngioGenex scientists, if appropriate. Such consent will not be unreasonably withheld.

11. Recipient recognizes and agrees that remedies at law for breach of the provisions of this agreement by Recipient will be inadequate and that AngioGenex shall, in addition to any other rights which it may have, be entitled to injunctive relief.

12. By receipt of Material and/or execution of this Agreement, Recipient acknowledges that Material is proprietary material of AngioGenex and accepts all of the terms and conditions of this agreement.

If the foregoing terms and conditions are acceptable, please so indicate by signing in the space provided below and returning on fully signed copy of the Agreement to AngioGenex, retaining the other copy for your records.

BIOCHECK, INC                              ANGIOGENEX, INC.


_________________________                  __________________________
SIGNATURE                                  SIGNATURE

John Chen                                  W. A. Garland
Chairman and CEO                           Chief Operating Officer

DATE:                                      DATE: